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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2006

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)


            Nevada                       001-32202                88-0408274
  ___________________________     ________________________   ___________________
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

     6370 Nancy Ridge Drive, Suite 112
           San Diego, California                                     92121
    ___________________________________                          _____________
 (Address of Principal Executive Offices)                          Zip Code

                                 (858) 657-0287
                 _______________________________________________
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2006, we and the requisite number of purchasers under the Securities Purchase Agreement dated July 27, 2006, amended that agreement to delete a provision which restricted our ability to offer or sell common stock at a purchase price per share of less than $1.50, or rights, options, warrants or other convertible securities that are exercisable for or convertible into common stock for an exercise price or conversion price of less than $1.50. The restriction on these activities would have lapsed 90 dates after the effectiveness of the registration statement that registered common shares sold under that agreement, which 90 day period was subject to extension for the number of trading days that such registration statement was not available to the investors. Assuming no such extensions, the restriction would have lapsed on January 10, 2007.

The form of Amendment to Securities Purchase Agreement is filed as Exhibit 99.1 to this report and incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Form of Amendment to Securities Purchase Agreement, which became effective on December 7, 2006





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 12, 2006                 MICROISLET, INC.


                                           By:  /s/ Kevin A. Hainley
                                                --------------------------------
                                                 Kevin A. Hainley
                                                 Interim Chief Financial Officer